Exhibit 5.1

Dykema Gossett PLC. 39577 Woodward Avenue Suite 300 Bloomfield Hills, MI 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0763

December 16, 2016

Vericel Corporation
64 Sidney Street
Cambridge, Massachusetts 02139

Re:                             Vericel Corporation Registration Statement on Form S-3 (the “Registration Statement”)

Dear Ladies and Gentlemen:

We have acted as special counsel for Vericel Corporation, a Michigan corporation (the “Company”), in connection with the offer and sale (the “Offering”) by the Company of 6,200,000 shares (the “Shares”) of the Company’s common stock, without par value (the “Common Stock”), pursuant to (a) a Registration Statement on Form S-3 (File No. 333-205336) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which was declared effective by the Commission on July 15, 2015; (b) the prospectus of the Company dated June 29, 2015 (the “Base Prospectus”) as filed with the Commission; and (c) the prospectus supplement of the Company, dated December 16, 2015, 2016, as filed with the Commission (the “Prospectus Supplement”).

In rendering the opinions set forth below, we have examined and relied upon the Purchase Agreement, dated the date hereof, between the Company and Piper Jaffray & Co., as representative of the several Underwriters named in Schedule I thereto (the “Purchase Agreement”), and have examined the Registration Statement (including the exhibits thereto), the originals or copies, certified or otherwise identified to our satisfaction, of the restated articles of incorporation (“Restated Articles of Incorporation”) and the bylaws (the “Bylaws”) of the Company as amended to date, resolutions adopted by the Company’s Board of Directors, and such other documents, corporate records, and instruments, and such laws and regulations, relating to the Company and the issuance and sale of the Shares as we have deemed necessary for purposes of rendering the opinions set forth herein.  We have also relied as to certain matters on information obtained from public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution

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and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof.  We have also assumed that all information contained in all documents reviewed by us is true and correct.  We have further assumed without independent investigation that, at the time any Shares are sold pursuant to the Registration Statement and the Purchase Agreement:

(i)            the Registration Statement, and any supplements and amendments thereto (including post-effective amendments) will be effective and comply with all applicable laws;

(ii)           all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Shares and any related documentation shall remain in full force and effect;

(iii)          the Purchase Agreement shall remain in full force and effect;

(iv)          the Company will be validly incorporated, validly in existence, and in good standing under Michigan law; and

(v)           all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.  In addition, we have assumed that the certificates representing the Shares will be duly executed and delivered by the duly authorized officers of the Company in accordance with the Bylaws and applicable law, or the Shares will be issued in uncertificated form in compliance with applicable law and the Company’s Bylaws.

Based upon such examination and subject to the further provisions hereof, we are of the opinion that, upon issuance, delivery and payment therefor in accordance with the terms of the Purchase Agreement and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the state of Michigan.  We express no opinion and make no representation with respect to the law of any other jurisdictions.  We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act with the Commission, as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the Offering and to the use of our name as the Company’s counsel under “Legal Matters” in the Registration Statement (including the Base Prospectus and the Prospectus Supplement which are a part thereof), and in any amendment or supplement thereto.  In giving such consent, we do not admit that we are within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

DYKEMA GOSSETT PLLC